EXHIBIT 9(D)(II)
                           HARRIS INSIGHT FUNDS TRUST
                           60 STATE STREET, SUITE 1300
                                BOSTON, MA 02109

                                                               January 21, 1997

PFPC Inc.
103 Bellevue Parkway
Wilmington, Delaware 19809

To Whom It May Concern:

         Reference is made to the Sub-Administration and Accounting Services Agreement on behalf of Harris Insight Funds Trust (the "Trust") between Harris Trust and Savings Bank and PFPC Inc. ("PFPC") dated July 1, 1996 and to the Sub-Transfer Agency Services Agreement between Harris Trust and Savings Bank and PFPC dated July 1, 1996 (each an "Agreement," and collectively the "Agreements").

         This writing is to provide notice of the addition of a new series, Harris Insight Small-Cap Value Fund ("Small-Cap Value Fund") under the Trust. Small-Cap Value Fund is to be considered a Fund under Exhibit A of each Agreement and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. PFPC shall be compensated for services rendered under the Agreements as is consistent with the Fee Letter Agreement dated July 1, 1996.

         The Trust requests that you act in the capacity of Sub-Administrator and Accounting Services Agent and Transfer Agent with respect to Small-Cap Value Fund while continuing to act as Sub-Administrator and Accounting Services Agent, and Transfer Agent with respect to the Funds named in Exhibits A to the Agreements.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                     Sincerely,

                                                     Harris Insight Funds Trust

                                                     /s/ Richard W. Ingram
                                                     --------------------------
                                                     Richard W. Ingram
                                                     President
Accepted:         PFPC Inc.

                  /s/ Thomas J. Ryan
                  ----------------------
                  By: Thomas J. Ryan